Exhibit 10.12

          MARKETING, SALES AGENCY AND ADMINISTRATIVE SERVICES AGREEMENT

This Agreement is entered into as of March 1, 1983 by and between Ravenswood Winery, a California Corporation, 18701 Gehricke Road, Sonoma, California 95476 [PH: (707) 938-1960; FAX (707) 938-9459] ("Principal"), and Harvest Wines, Inc.,
P.O. Box 1487,  Sonoma,  CA 95476 [PH:  (707)  996-6661;  FAX:  (707)  996-6690]
("Agent").

Principal hereby appoints Agent as one of its non-exclusive marketing and sales representatives within the Territory, that includes Northern California and selected other areas in the State of California, and Agent hereby accepts the appointment. This Agreement shall be for a one-year term and shall be automatically renewed on its anniversary date for an additional one-year term ending December 1 of each calendar year, unless either party gives notice to the other not less than 30 days before the anniversary date of its intention not to renew. The Agreement may also be terminated as provided in paragraph 8, below.

The parties agree to the following terms and conditions:

1.  Agency

(a) Agent agrees to make presentations of Principal's wine and other products (the "Products") to qualified purchasers and inform such potential purchasers of the characteristics, price, availability, and other relevant information about the Products. Agent shall also provide administrative services for Principal, which shall include tracking sales, depletion and marketing data and forwarding such correspondence, orders or other information, as Principal shall from time-to-time reasonably request.

(b) Agent is responsible for public relations and marketing activities within the Territory.

(c) Agent shall use Agent's best efforts to visit retail premises in the Territory where the Products are available for sale, on a regular basis, as agreed between Principal and Agent to review display and storage procedures and to insure that Products are property displayed and that Principal's storage guidelines are being followed.

2.  Samples and Advertising Materials

Principal shall, at its own expense, ship samples and/or furnish Agent with a reasonable supply of samples of the Products to be used in connection with marketing and sales activities. Additionally, Principal will provide Agent with promotional materials and will authorize Agent to use its promotional materials in conjunction with marketing activities.

3.  Pricing and Products

(a) The price list attached hereto as Exhibit "A" is the price that Principal currently charges for its Products, exclusive of freight and insurance (F.O.B. winery). Principal shall have total responsibility for setting the price of its Products and for informing Agent, in writing, of any changes in the prices of any of its Products, and of the prices of any new Products produced by Principal that are marketed and sold by Agent.

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(b) Agent shall  quote only the prices set forth in Exhibit  "A", as such prices may be changed from time to time by Principal pursuant to subsection (a) above. In the event that a prospective purchaser wishes to negotiate a different price or different terms, Agent shall inform Principal of the terms and conditions that such prospective purchaser is offering. Agent shall not forward to Principal any order from any purchaser for the sale of the Products on prices and terms other than those set forth in Exhibit "A" unless Agent shall have obtained the prior oral or written approval of Principal to forward such order on such terms and conditions.

(c) Agent shall make no allowances or adjustments in accounts or authorize the return of Products, without the prior oral or written consent of Principal.

(d) Principal shall determine which products and quantities available for sale by Agent. Agent acknowledges that Principal's products may be on allocation from time to time. Agent also acknowledges that Principal may not offer all of its products for sale by agent.

4.  Ordering and Delivery

(a) Agent shall forward all orders to Principal promptly upon receipt from the purchaser, and each order shall be subject to acceptance by the Principal. Principal may accept or reject any order in its sole discretion.

(b) Principal shall be deemed to have accepted an order upon the earlier of (i) Principal's notice to the purchaser, or (ii) Principal's rendering an invoice.

(c)  Principal  shall  be  solely   responsible  for  delivery  of  Products  to
purchasers, except as agreed upon by both parties.

5.  Agency Expenses, Fees and Commissions

(a) Except as expressly set forth in this Agreement, Agent shall assume and pay all costs of conducting Agent's obligations under this Agreement.

(b) Principal shall pay to Agent, but only after payment has been received, a sales commission equal to twelve and one-half percent (12.5%) of the cash received by Principal in payment of invoices by purchasers who are Agent's accounts. Principal shall pay commissions for orders forwarded to Principal prior to the end of the Term, and within thirty (30) days following the end of the Term, as set forth in Section 8, even if such orders are not accepted by Principal until after the end of the Term.

(c) Commissions shall be deemed earned by Agent upon receipt of payment for an order by Principal. All commissions earned shall be due and payable on a monthly basis to Agent, immediately following the month during which the payment was received by Principal. If commissions earned exceed $5,000 per month, commission shall be paid twice monthly.

6. Invoices and Collection

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(a) Principal,  which  exercises  complete  control over approval of purchasers'
credit, orders and contracts, shall have full responsibility for all collections and bad debts with respect to the fulfilling of orders. Notwithstanding the foregoing, Principal shall debit Agent for commissions owing or paid to Agent with respect to any payment that was made on insufficient funds of the purchaser or that Principal must return.

(b) Agent may not accept funds from purchasers on account of Product purchases. Agent warrants that it shall inform all purchasers that it is not authorized by Principal to accept funds.

7.  Due Diligence, Compliance with Laws and Indemnification

(a) Principal assumes all responsibility for the design, development, supply, production and performance of the Products and for the protection of its trademarks, tradenames and other intangible personal property. Principal assumes all responsibility for, and shall bear all liabilities and expenses, and shall indemnify and hold Agent harmless from, all liability, cost, expense, claim, loss or damages caused by reason of any Product (whether or not defective), or any act or omission of Principal, including but not limited to injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or to any property, and for any violation of any law or regulation regarding the production or sale of the Products, which may result from the sale or distribution of the Products by Agent.

(b) Principal will use its best efforts promptly to forward to Agent a copy of all inquiries relative to the Product received by Principal from any potential or actual customers or purchasers within the Territory for Agents attention and handling along with a copy of any acknowledgment Principal may desire to forward to the inquirer. Principal shall inform Agent of any information which may be reasonably advantageous or required by Agent to enable it to process the inquiry intelligently and successfully.

(c) Agent shall comply with all federal, state and local laws, rules and regulations which pertain to its business of providing sales, marketing and administrative services for Principal in the Territory.

(d) Agent holds no federal or state alcoholic beverage permits or licenses in its name and conducts its activities on behalf of Principal at the express direction of Principal, and under the authority of Principal's licenses and permits as an agent of Principal. Principal acknowledges that it is responsible for compliance with state and federal alcoholic beverage laws and regulations, that it is entering into this agreement with Agent for the purpose of providing sales, marketing and administrative services and that it is responsible to alcoholic beverage regulatory authorities for Agent's activities.

(e) Notwithstanding the foregoing, Agent assumes all responsibility for, shall bear all monetary liabilities and expenses, and shall indemnify and hold Principal harmless from, all monetary liability, cost, expense, claim, loss or damages caused by reason of any act or omission of Agent, including but not limited to injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or to any property, and for any violation of any law or regulation regarding the activities of Agent pursuant to this Agreement.

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8.  Termination

(a) Either party may treat this Agreement as breached, and, without prejudice to any other rights, may terminate this Agreement by giving written notice to the other, upon the substantial failure of the other party to perform one or more of its obligations which shall not have been cured within thirty (30) days after written notice.

(b) This Agreement may be terminated or not renewed at the end of any contract year, by either party giving the other, on or before 30 days prior to the anniversary date of the contract, written notice of its intent to not renew the Agreement. Upon written termination given by one party to the other, this Agreement shall remain applicable with respect to any Orders of Products which the Agent has previously forwarded to Principal and which Principal accepts, and with respect to any other Orders received by Principal within thirty (30) days after the effective date of termination and accepted for fulfillment.

9.  Events Following Expiration or Termination

(a) Upon any termination, Agent shall release and promptly deliver to Principal all signs, displays, cards and other advertising and promotional material bearing Principal's name then in Agent's possession which Principal had supplied to Agent without charge. If Agent had paid for any such items, it shall return them to Principal, or as directed by Principal, at Principal's option, at Agent's laid-in cost plus reasonable costs Agent incurs in making such returns. Agent also agrees to remove, within thirty (30) days, Principal's trade name, trademarks, labels or other Principal insignia from Agent's stationary and other property.

10.  Governing Law and Disputes

This Agreement is to be governed and construed in accordance with the laws of the State of California, provided, however, that it is subject to the Federal Alcohol Administration Act and all regulations promulgated pursuant to such Act. Any disputes or controversies arising in connection with this Agreement shall be resolved under California law by arbitration in San Francisco, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to which jurisdiction the parties hereto submit. The parties further agree that the award rendered by such arbitrators shall include the costs and attorneys fees of the prevailing party and that such award may be entered in any court having jurisdiction over the parties.

11.  Trademarks

(a) Principal grants to Agent the non-exclusive right to use the trademark rights for the branded Products (the "Trademarks") in the Territory during the term of this Agreement, including any extensions, only in connection with Agent's activities on behalf of Principal. All use of the Trademarks shall be in good taste and shall not be denigrating in any fashion or manner to Principal or the Trademarks. Agent shall provide Principal with reasonable access to the materials in which the Trademarks are used. Principal reserves the right to disapprove or modify any actual


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or proposed use of the Trademarks by Agent.  Agent shall comply with Principal's instructions relating to form and placement of trademark legends and notices on any or all materials.

(b) If Agent asserts, or a governmental body of competent jurisdiction at any time rules, that Agent's right to use the Trademarks is exclusive within the Territory the grant of Trademark rights set forth in this Agreement shall terminate. In such event at Principal's option, a new trademark agreement may be entered into between Principal and Agent on such terms and conditions as Principal may provide.

(c) Agent acknowledges Principal's exclusive right, title and interest in the Trademarks and will not at any time do, or cause to be done, any act that contests or impairs Principal's exclusive right title and interest. In connection with the use of the Trademarks, Agent shall not in any manner represent that it has any ownership Interest in the Trademarks, or in the registration thereof. Agent acknowledges that use of the Trademarks shall not create in its favor any right, title or interest in or to the Trademarks and that all use it makes of the Trademarks shall be for the express benefit of Principal.

(d) Upon termination of this Agreement for any reason, Agent shall cease and desist from all use of the Trademarks in any way, and all trademark rights set forth in this Agreement shall immediately revert to Principal. Agent will at no time adopt or use, without Principal's prior written consent, any mark that is similar to, or likely to be confused with, Principal's trademark.

(e) Agent agrees to cooperate with Principal in safeguarding the Trademarks. Agent agrees to promptly notify Principal of any infringement of the Trademarks or unfair competition with the Trademarks or the Products, actual or threatened, which may come to Agent's attention. Agent shall cooperate with Principal in the protection of the Trademarks, as Principal shall direct, it being understood that all expenses in connection therewith shall be borne by Principal.

12.  Force Majeure

If either party is prevented from performing any of its obligations under this Agreement because of an event beyond its reasonable control, such as, but not limited to, a strike, act of God, fire, flood, war, insurrection, riot, plant breakdown, embargo, explosion, lack of material supplies, lack of common carrier facilities, shortage of Products or government order or decree, the affected party shall be excused from performance for the duration of the event.

13.  Waiver

The failure or omission by either party to insist upon or enforce any of the terms of this Agreement shall not be deemed a waiver of such term unless the waiver is in writing and signed by the party against whom such waiver is sought to be enforced. Waiver of any one term shall not be deemed a waiver of any other term. Waiver of any one term on any one occasion shall not be deemed a waiver of the same term on any other occasion.

14.  Adherence to Laws

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(a) Agent understands and acknowledges  that it is Principal's  policy to comply with all federal, state and local laws, rules and regulations governing this Agreement and the performance of the obligations of the parties under this Agreement. Agent further acknowledges that it is a violation of this policy for a principal, agent or sales representative to dictate a resale price, or to force adherence to suggested participation in sales promotions or suggested resale prices. Agent further acknowledges that no Principal employee or representative has the power or authority to act contrary to this policy, that
any  action  contrary  to  this  policy  by  any  such  Principal   employee  or
representative  shall  not  bind  Principal  or  Agent,  and  that  Agent  shall
immediately  notify  Principal  in  writing  of  any  Principal   employee's  or
representative's act or attempted act that Agent suspects, or has reason to believe, is a violation of this policy.

(b) Nothing herein shall be construed to permit or require either party to do any act or thing in contravention of agency or instrumentality of the United States or of any jurisdiction in which Agent distributes the Products pursuant to this Agreement. Principal and Agent mutually agree to do all things reasonably necessary in order to enable both or either of them to comply with all such laws and regulations.

15.  Agency Relationship

(a)  Agent  is  an  independent   contractor  providing  sales,   marketing  and
administrative services to Principal.

(b) Agent shall have the right to employ suitable and desirable salespeople, agents, employees and representatives ("Agent's employees"). Principal shall be held harmless by Agent from any claim by Agents employees relating to salaries, commissions, expense reimbursement or other forms of compensation. Agent warrants and represents to Principal that Agents employees shall be subordinate to Agent and subject to each and all of the terms and conditions of this Agreement.

16.  Notices

Any notice, demand, request, or other communication required or permitted shall be deemed to be properly given when either (i) sent to the address of the party to whom it is being sent, as set forth below; (ii) sent by prepaid first class mail to such address; (iii) sent by facsimile copier to the copier number set forth above.

17.  Nature of Agreement

This Agreement shall not be construed in any way to deem Agent an agent or franchisee of Principal for any purpose whatsoever except as explicitly set forth in this Agreement. The parties acknowledge that their relationship under this Agreement is a relationship of principal and agent and not a relationship of franchiser and franchisee.

18.  Entire Agreement; Severability; Amendments

(a) This Agreement constitutes the entire agreement between the Principal and the Agent concerning the subject matter herein and supersedes all prior and contemporaneous oral and

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written  agreements  between  the  parties.  Neither  party is relying  upon any warranties, representations or inducements not set forth herein.

(b) In the event that any part of this Agreement is deemed invalid, or unenforceable due to no fault of either party, the remainder of this Agreement shall remain in full force and effect.

(c) This Agreement may only be amended by an instrument in writing which expressly refers to this Agreement, specifically states that it is intended to amend this Agreement, and is signed by both parties.

19.  Binding Agreement

This Agreement shall be binding upon the parties hereto and their successors.

20.  Effective Date

This Agreement shall be effective as of the date first written above.

PRINCIPAL

Ravenswood Winery



BY: /S/ JOEL E. PETERSON
   ---------------------------
         Joel E. Peterson
            President


AGENT

Harvest Wines, Inc.

BY: /S/ SCOTT HORINE
   ---------------------------
          Scott Horine
            President


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